EXHIBIT 16.1

RBSM LLP

NEW YORK, NEW YORK

April 3, 2021

Securities and Exchange Commission

100 F Street, N.W.

Washington, DC 20549-7561

Dear Sirs/Madams:

We have read the statements made by Grove, Inc. (the “Company”) under the heading “Dismissal of Independent Registered Public Accounting Firm” in the registration statement on Form S-1. and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ RBSM LLP

RBSM LLP